Exhibit 10.45
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DATED	November 28, 2005

(1)	DXS LIMITED

(2)	CEPHEID

LICENCE AGREEMENT

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THIS AGREEMENT is made on November, 28, 2005
BETWEEN
(1)	DXS LIMITED a company registered in England (registered number 4160032) whose registered office is at 48 Grafton Street, Manchester, M13 9XX, England (“the Licensor”); and

(2)	CEPHEID a California Corporation, having its principal place of business at 904 Caribbean Drive, Sunnyvale, CA 94089, USA (“the Licensee”)
BACKGROUND
(A)	The Licensor has the right to licence to the Licensee materials and methods relating to the Scorpions Technology.

(B)	The Licensee wishes to obtain a licence under the Patents and Know-How in order for it to develop and sell assay products embodying the Scorpions Technology in the Field.

1.	DEFINITIONS

1.1	In this Agreement the following expressions have the following meanings unless inconsistent with the context:

“Affiliate”	any company or business entity Controlled by, Controlling or under common Control with a party to this Agreement

“Background Rights”	Intellectual Property rights owned or controlled by a Party prior to the Commencement Date of this Agreement

“Commencement Date”	the date above that this Agreement is made
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“Confidential Information”	all information which is commercially sensitive or of a secret nature (including Know-How), provided that such information is identified at the time of disclosure as confidential; and, for any such information that is disclosed in writing, such information must be marked confidential; and for such information that is disclosed orally, such information must be stated to be confidential at the time of disclosure and must be followed up within 30 days in writing identifying the information as confidential; wherein such confidential information is relating to any and all aspects of the business affairs or technology of the disclosing party. Such information may be expressed in any form including orally, as an idea, as price lists, plans, in documentation or details or computer software

“Control”	the direct or indirect ownership of at least fifty per cent (50%) of the voting stock of a corporation, or in the absence of ownership of at least fifty per cent (50%) of the voting stock of that corporation, the power directly or indirectly, to direct or cause the direction of the management and policies of such corporation and / or business entity and “Controlled” and “Controlling” shall be construed accordingly

“Field”	the human in vitro diagnostics field

“Improvements”	any improvement or modification to the Know-How and/or the Patents, the practice of which would be covered by a valid claim of the Patents, which (whether or not patentable) might reasonably be of commercial interest in the design, manufacture or supply of the Products and which may be made or acquired by any party during the term of this Agreement
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“Know-How”	all substantial and confidential knowledge, experience, data, technical or commercial information, inventions and all other intellectual property rights (other than the Patents) controlled by the Licensor at any time during the term of this Agreement relating to the Scorpions Technology to the extent such is necessary for the development, use and/or commercialization of the Products in the Field

"***”	the *** of the Products ***; any ***; discounts or credits actually given by the Licensee for returned or defective goods; freight, insurance and other transportation costs reasonably incurred; tariffs, duties, sales tax and value added tax or any other applicable sales tax or government levies) or such other price which is deemed to be the *** pursuant to clause 7.

“Patents”
(a)   All patents, patent applications, continuations, divisionals, extensions, reissues, foreign equivalents thereto, and any patents or applications claiming priority from any of the above, that are owned or controlled by DxS relating to the Scorpions Technology.

(b) As of the effective date, the Patents are listed below in Schedule 1.

“Products”	any assay kit or other composition manufactured for use within the Field, the manufacture, use, sale, or import of which would, but for the license, infringe one or more valid claims of one or more of the issued Patents
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“Quarter”	a fiscal quarter of a party, in each case the three month period beginning on the first day of January, April, July or October following the Effective Date, and each three month period thereafter, except that the first quarter shall include the period from the Effective Date to the first day of the nearest such three month period following the Effective Date

“Records”	all files, records, documents, notebooks, books and accounts relating to the business of the Licensee and its sub-licensees including any such information recorded or stored in writing or upon magnetic tape or disc or otherwise recorded or stored for reproduction, whether by mechanical or electronic means and whether or not such reproduction will result in a permanent record being made and all other data necessary for the determination of royalties payable under clause 7

“Scorpions Technology”	the means, methods and compositions used to detect nucleic acid amplification based on compositions that have one or more amplification primer portions linked to one or more nucleic acid probe portions and that are detectable as a result of the extension of one of the primers without concomitant amplification of the probe portion as described in Exhibit A

“Supply”	sell, lend, let out on hire, lease or otherwise dispose of

“Territory”	the world

“Third Party”	shall mean any person or entity other than the Licensor, the Licensee or either of its respective Affiliates

“Trade Marks”	the trade marks listed in Schedule 3

“Year”	the period of one year commencing on the Commencement Date and each consecutive year thereafter
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1.2	In this Agreement:
1.2.1	the masculine includes the feminine and the neuter, and the singular includes the plural and vice versa, as the context admits or requires.

1.2.2	the index and headings to the clauses and Schedules are for convenience only and will not affect its construction or interpretation.

1.2.3	references to a statute or statutory provision include, unless the context otherwise requires, a reference to that statute or statutory provision as from time to time amended, modified, extended, re-enacted, consolidated and all statutory instruments, orders, by-laws, directions and notices made pursuant to it.

1.2.4	a reference to a clause or Schedule is a reference to a clause or Schedule of this Agreement and references in any Schedule to paragraphs relate to the paragraphs in that Schedule.

1.2.5	the Schedules form part of this Agreement and will have the same force and effect as if expressly set out in the body of this Agreement and any reference to this Agreement will include the Schedules.

1.2.6	any reference to this Agreement or any other agreement or document will be construed as a reference to this Agreement or, as the case may be, that other agreement or document, as it may have been, or may from time to time be, amended, varied, supplemented, substituted, novated or assigned.
2.	GRANT OF RIGHTS
2.1	Subject to clauses 2.2 and 2.3, in consideration of the payments to be made by the Licensee to the Licensor pursuant to clause 7, the Licensor grants to the Licensee with effect from the Commencement Date, a non-exclusive, non-sublicensable licence within the Field and the Territory to use the Patents and the Know-How, to develop and have developed, make and have made, to Supply and have Supplied (either directly or through distributors), to import and have imported and to use and have used the Products within the Field.
2.2	In regard to the Licence in clause 2.1, Licensee shall be entitled to sublicence its Affiliates, provided that:
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2.2.1	The sublicence is in writing and contains the like obligations and undertakings by the sublicensee as are contained in this Agreement (except this Clause 2.2) including in particular (but not limited to) Clause 6 (confidentiality) and Clause 16, and the Licensee ensures that all sublicensees duly observe and perform the same and will terminate if the sublicensee ceases to be an Affiliate of the Licensee; and

2.2.2	Licensee shall remain responsible for all acts and omissions of the such sublicensees as though they were by the Licensee and shall indemnify and keep indemnified the Licensor against all or any losses, cost, claims, damages or expenses incurred by the Licensor or for which the Licensor may become liable as a result of the default or negligence of any sublicensee.
2.3	In regard to the licence in clause 2.1, Licensee shall be entitled to pass through to the end-user customers of its Products the right to use those Products in the Field for the purposes for which they are licensed.
3.	deleted
4.	TECHNICAL INFORMATION
4.1	As soon as reasonably practicable, after the Licensee’s reasonable request, the Licensor will supply to the Licensee such Know-How in its possession (which the Licensor is lawfully permitted to disclose) and which is reasonably necessary for the development, manufacture, use and Supply of the Products in the Field in accordance with this Agreement. For the avoidance of doubt, the supply of Know-How pursuant to this clause 4.1 shall not include the provision of any product design or development work by the Licensee. The terms of any product design or development work required from the Licensor would need to be agreed and negotiated on a case by case basis.

4.2	Such Know-How supplied by the Licensor shall be subject to the provisions of clause 6 (confidentiality) and shall be used by the Licensee only for the purposes of and subject to the terms of this Agreement.
4.3	The Licensee undertakes that, for so long as any part of the Know-How remains subject to the obligations of confidence of this clause 4, it will not use the Know-How for any purpose except as expressly permitted in this Agreement.
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4.4	Each party shall designate a representative who shall be the primary point of contact for issues arising under this Agreement and for the exchange of information under this clause 4. Each party may replace their representative upon providing the other party with prompt written notice of such replacement.

5.	IMPROVEMENTS

5.1	Each party shall disclose to the other party in confidence and in reasonable detail all Improvements that it may develop or acquire except insofar as is prohibited by law or by obligation to any other person.

5.2	The Licensee shall have an option to a non-exclusive, worldwide, royalty bearing licence to use all Improvements the Licensor is due to disclose to the Licensee under clause 5.1 of this Agreement, and to use and exploit all intellectual property rights in respect thereof owned by the Licensor or any assignee or successor in title of the Licensor. The terms of the licence relating to the field of use and the royalties payable shall be negotiated upon reasonable terms in good faith between the Licensee and the Licensor.

5.3	The Licensor shall have an option to a non-exclusive, worldwide, royalty bearing licence to use all Improvements the Licensee is due to disclose to the Licensor under clause 5.1 of this Agreement, and to use and exploit all intellectual property rights in respect thereof owned by the Licensee or any assignee or successor in title of the Licensee. The terms of the licence relating to the field of use and the royalties payable shall be negotiated upon reasonable terms in good faith between the Licensor and the Licensee. However, for the avoidance of doubt, such option above to Improvements shall not include any option to Background Rights of Licensee that might be necessary to practice such Improvements.

5.4	Save as otherwise provided in this Agreement, Improvements arising from work carried out by the Licensor alone shall remain the exclusive property of the Licensor and Improvements arising from work carried out by the Licensee alone shall remain the exclusive property of the Licensee.

6.	CONFIDENTIALITY

6.1	Each party agrees during the term of this Agreement and for a period of ten years after expiry or termination of this Agreement howsoever arising to keep secret and confidential all Confidential Information obtained from any of the others. Each party further agrees to use such Confidential Information exclusively for the purposes of
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this Agreement (which includes exercise of their respective rights under clauses 5.2 and 5.3), and only to disclose the same as follows:
6.1.1	(in the case of the Licensee) to its own directors or employees and those of its Affiliates, in each case concerned in the development, manufacture, use or sale of the Products provided that before any such disclosure takes place such persons are made aware of the confidential nature of the information and are made subject to the same confidentiality obligations of the Licensee by executing confidentiality undertakings to that effect;

6.1.2	(in the case of the Licensor and the Licensee) in relation to communications with and from regulatory authorities in the Territory relating to the Products and then only to the extent necessary to comply with such obligations;

6.1.3	(in the case of the Licensor and the Licensee) in connection with its use and licensing of Improvements; and

6.1.4	(in the case of the Licensor) in the relation to audits in accordance with clause 8.1.
6.2	The provisions of clause 6.1 shall not apply to Confidential Information or other information which the Licensor or the Licensee (as the case may be):
6.2.1	can prove to have been in its possession (other than under any obligation of confidence) at the date of initial receipt from any of the others; or which becomes public knowledge otherwise than through a breach of any obligation of confidentiality owed to the party communicating such information to any of the others; or which is rightfully received by the recipient from a third party that was not obligated to keep such information confidential; or which is disclosed by the recipient with the discloser’s prior written approval;

6.2.2	is required to be disclosed pursuant to an obligation under statute or to a statutory or governmental body, but then only to the extent of such requirement and provided that all such steps are taken to ensure that minimal information is disclosed; or

6.2.3	can prove to have been developed by or for the other Party without reference to or reliance on the Confidential Information of the disclosing Party
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6.3	The provisions of this clause 6 shall remain in force notwithstanding termination of this Agreement for a period of ten years beyond termination.

7.	PAYMENT

7.1	As part of the consideration of the rights granted by the Licensor to the Licensee under this Agreement, the Licensee shall pay to the Licensor the following initial fee in two parts in accordance with the following schedule:
7.1.1	£*** (*** pounds) on the Commencement Date;

7.1.2	£*** (*** pounds) on or before January 15, 2007 Payment of the fees set out at clauses 7.1.1 and 7.1.2 above shall be made by the Licensee within fifteen (15) days of the dates specified.
7.2	In addition to the payment to be made under Clause 7.1. to the Licensee under this Agreement, the Licensee shall during the term of this Agreement pay to the Licensor a royalty of *** of the *** of all *** by the Licensee and any of its sublicensees.

7.3	If the Products are:
7.3.1	rented, leased, let out or hired or otherwise disposed of to a customer by the Licensee or an Affiliate (other than as a sub-licensee);

7.3.2	used by the Licensee or its Affiliates or sub-contractors for their own commercial purposes other than research for the Licensee with a view to creating Improvements;
7.4	the *** of each such Product shall be deemed to be equivalent to the *** which would have been applicable under this Agreement had such Product been transferred to an independent arm’s length customer.

7.5	Payments due under clause 7.2 shall be made within 30 days of the end of each Quarter in respect of royalties accruing on *** in that Quarter.

7.6	All sums due under this Agreement:
7.6.1	Except for the initial licence fee under Clause 7.1, which shall be made in sterling, shall be made in US Dollars to the credit of the following bank account Bank: Royal Bank of Scotland Plc, Account Name: DxS Limited Licence USDA, Sort Code: *** Account Number: *** or such other bank

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account as the Licensor shall nominate from time to time. Conversion into sterling shall be calculated:
7.6.1.1	in the case of each royalty payment at the middle rate of exchange ruling on the London Stock Exchange according to an agreed publication on the last day of the Quarter in respect of which the payment is due; and

7.6.1.2	in the case of all other payments at the middle rate of exchange ruling on the London Stock Exchange on the day payment is made or due, whichever is earlier.
7.6.2	are exclusive of any value added tax which shall be payable in addition by the Licensee on the rendering by the Licensor of any appropriate value added tax invoice. The Licensee shall pay any costs, interest and penalties due by reason of late payment of any such value added tax; and

7.6.3	shall be made in full without deduction of taxes, charges and other duties (including any withholding or other income taxes) that may be imposed, except where the Licensee is required by law to make such deduction or withholding, in which event the Licensee shall:
7.6.3.1	ensure that the deduction or withholding does not exceed the minimum amount legally required;

7.6.3.2	pay to the applicable taxation or other authorities within the period for payment permitted by law the full amount of the deduction or withholding (including, but without prejudice to the generality of the foregoing, the full amount of any deduction or withholding from any additional amount paid pursuant to this sub-clause);

7.6.3.3	furnish to the Licensor, within the period for payment permitted by law, either an official receipt of the applicable taxation or other authorities for all amounts deducted or withheld as aforesaid or, if such receipts are not issued by the taxation or other authorities concerned on payment to them of amounts so deducted or withheld, a certificate of deduction or equivalent evidence of the relevant deduction or withholding; and
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7.6.3.4	co-operate in all respects necessary to permit the Licensor to take advantage of such double taxation agreements as may be available.
7.7	If any stamp taxes, registration taxes, turnover taxes, or other taxes, duties or governmental charges are levied on this Agreement by reason of its execution or performance, other than those identified in clause 7.6.3, it shall be the responsibility of the Licensee to pay all such taxes when due. Such taxes shall be in addition to other amounts payable by the Licensee and shall not be set off against any of the amounts due to the Licensor under this Agreement.

7.8	The Licensee agrees to release and indemnify the Licensor from and against all liability of whatever nature arising out of the Licensee’s failure duly and timely to pay and discharge any of the above-mentioned taxes.

7.9	If the Licensee shall fail to pay any amount specified under this Agreement on its due date, the amount shall bear interest at ***% above the base rate of the Royal Bank of Scotland on the sums due, from the date payment was due, to the date such payment was made.

8.	RECORDS

8.1	The Licensee agrees to keep and to procure that its sub-licensees keep true and accurate Records. The Licensor shall have the right, at its sole expense, to retain a firm of independent certified public accountants, acceptable to the Licensee (which acceptance shall not be unreasonably withheld or delayed), to have access to such Records during business hours to audit them to determine whether or not the Reports are complete and accurate, provided that such accountant shall only advise Licensor whether or not Licensee’s Reports were complete and accurate and, if not complete or inaccurate, the correct figures that should have been reported. The Licensor’s accountants may take copies of the Records for the purposes of the audit. The Licensor may conduct such an audit once per year. The Licensor shall be solely responsible for the costs of the inspection unless the inspection reveals that any reports are inaccurate by ***% or more in which event the Licensee shall reimburse the Licensor for all the Licensor’s costs (including the accountants costs) of the inspection.

8.2	The Licensee shall submit to the Licensor at the same time the payments are made in accordance with clause 7.5 a statement indicating the quantity of Products made, used and Supplied and the *** of Products during the previous six month period, and the royalties due.
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8.3	The Licensor agrees to maintain confidential all financial information received with respect to the Licensee’s operations pursuant to clauses 8.1 and 8.2.

9.	LICENSEE’S OBLIGATIONS

9.1	During the continuance of this Agreement the Licensee shall:
9.1.1	ensure that all Products Supplied by the Licensee meet all applicable laws and regulations relating to them;

9.1.2	attach to all Products a label stating that such Products are made under licence from the Licensor and that the Product may only be used within the Field, the text of such acknowledgement to be provided by the Licensor;

9.1.3	not act as agent of the Licensor, and specifically not give any indication that it is acting otherwise than as principal, and in advertising or Supplying Products not make any representations or give any warranty on behalf of the Licensor.
10.	PATENTS

10.1	The Licensor represents and warrants to the Licensee that, as of the Commencement Date:
10.1.1	it owns or has the right to licence the Scorpions Technology;

10.1.2	the Licensor has not received written notice that any of the Patents existing as of the Commencement Date is invalid or unenforceable;

10.1.3	the Licensor has not received any written claim challenging any of the Licensor’s rights, use or ownership of any of the Patents or the Know How

10.1.4	the Licensor neither owns nor controls any intellectual property rights that are not licensed hereunder that would block the practice of the Patents licensed hereunder,.
10.2	The Licensee agrees that it shall not obtain any right, title or interest in or to the Patents and/or Know-How other than such as may be granted to it under this Agreement and the Licensee shall not do or permit anything to be done in its use of the Patents which would jeopardise their validity. Nothing in this Agreement shall prevent or hinder the Licensee challenging the validity of the Patents.

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11.	PATENT INFRINGEMENT

11.1	If the Licensee becomes aware of any infringement of the Patents or Trade Marks or misuse of the Know-How it shall promptly notify the Licensor and provide all details within its knowledge. The Licensee shall also provide the Licensor with all assistance requested by the Licensor for the purposes of any infringement action the Licensor may bring.

11.2	The Licensor shall be under no obligation to take any action regarding any infringements that come to its attention other than writing to the alleged infringer, whether through the institution of legal proceedings or otherwise, but should the Licensor in its reasonably exercised discretion decide to take any such action, it shall do so at its own cost and the Licensee shall have no claim to any sums recovered by the Licensor. The Licensee shall not be entitled to take action itself.

11.3	If an unlicensed Third Party is making, using, selling or importing a competitive product that infringes a claim in the Patents, and the gross sales of that infringing product in the country of the Patent in question are at least thirty percent (30%) of the Licensee’s sales of the Products in such country, the Licensee shall notify the Licensor in writing to that effect. If, prior to the expiration of one hundred and twenty (120) days from the date of the said notice, the Licensor obtains a discontinuance of such infringement or issues a claim against the Third Party infringer and takes reasonable steps to prosecute such suit, the Licensee’s obligations to pay the Licensor royalties under this Agreement shall remain unchanged. If, after the expiration of one hundred and twenty (120) days from the date of the said notice, the Licensor has not obtained a discontinuance of such infringement, or not issued a claim against the Third Party infringer or if the Licensor fails to take reasonable steps to take such action, then the royalty payments due from the Licensee shall be reduced to *** of the amounts set out under clause 7 of this Agreement in respect of Products Supplied in the affected jurisdiction until such time as the Licensor obtains a discontinuance of such infringement or brings a claim against the Third Party infringer or takes appropriate steps in relation to such action.
12.	TRADEMARKS

12.1	The Licensor grants to the Licensee the non-exclusive right to use the Trademarks on the Products and in relation to the advertising and marketing of the Products in accordance with the terms set out in this Agreement.

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12.2	Before selling or otherwise disposing of the Products that refer to the Trademarks, the Parties will work to achieve an agreed-upon format and language regarding the Trademarks that may be used on all such Products. Once that format and language are agreed, Licensee’s consistent use of that agreed-upon format and language on a Product will eliminate the need for prior approval for use of the Trademarks for that Product. However, for any Product packaging not conforming with that prescription, the Licensee shall provide free of charge to the Licensor for approval exemplary samples of any Product packaging making reference to the Trademarks, such approval not to be unreasonably withheld by the Licensor. Within 14 days of receipt of such samples, the Licensor shall notify the Licensee as to whether such samples are approved. If the Licensor shall not have indicated approval within such 14 days then such samples shall be deemed to have been approved. No Product will be sold as referring to the Trademarks until approved under this clause 12.2.

12.3	The Licensee will not use in the Territory in connection with Products or any goods similar to Products any other trademarks so resembling the Trademarks as to be likely to cause confusion or deception.

12.4	The Licensee will use the Trademarks precisely as spelt or drawn by the Licensor and shall observe all reasonable directions given by the Licensor from time to time as to colour and size and the manner and disposition thereof on the Products and packaging for the Products as notified by the Licensor.

12.5	The Licensee shall only use the Trademarks for the purposes authorised in this Agreement and shall not use the Trademarks in any way which would tend to allow them to become generic, lose their distinct likeness, or become liable to mislead the public, nor use the Trademarks in any way which is materially detrimental to or inconsistent with the good name, goodwill, reputation and image of the Licensor.

12.6	The Licensee shall not adopt or use any trademark, symbol or device that incorporates or is confusingly similar to, or is a simulation or colourable imitation of, the Trademarks, or unfairly competes with the Trademarks. The Licensee shall not during the period of this Agreement, apply anywhere in the world to register any trademarks identical to or so nearly resembling the Trademarks as to be likely to deceive or cause confusion. If the Licensee does apply to register any trademarks which are, in the reasonable opinion of the Licensor, identical to or so nearly resembling the Trademarks as to be likely to deceive or cause confusion, the Licensee shall at the request of the Licensor assign any such application or registration for those trademarks and any associated rights or goodwill attaching to those trademarks to the Licensor.

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12.7	Where Products marketed or intended to be marketed with reference to the Trademarks do not conform with the samples approved by the Licensor and the other requirements of this Agreement the Licensor and the Licensee shall promptly meet and negotiate in good faith in an effort to correct such deficiency. The Licensee agrees to consider in good faith all comments provided by the Licensor in accordance with the provision of this clause 12.7.

12.8	The Licensee acknowledges that the Trademarks are and will remain the property of the Licensor, and the Licensee shall not acquire any title or interest in the Trademarks or goodwill as a result of the Licensee’s use of them, and all use of the Trademarks shall inure for the Licensor’s benefit.

12.9	The Licensee shall not do or permit to be done, nor omit to do in connection with its use of the Trademarks, any act or thing which would or might jeopardise or invalidate any registration of the Trademarks or give rise to an application to remove any of the Trademarks from the register (maintained by the relevant Trademarks Registry) or which might prejudice the right or title of the Licensor to any of the Trademarks provided that, without prejudice to clause 12.5, nothing in this Agreement shall prevent or hinder the Licensee challenging the validity of the Trade Marks.
13.	TERM AND TERMINATION

13.1	This Agreement comes into effect on the Commencement Date and unless terminated earlier under the provisions of this clause 13 shall remain in full force and effect until whichever is the later of:
13.1.1	the last to expire of the Patents in each country of the Territory where there are Patents subsisting; or
13.1.2	when the Know-How ceases to be secret and substantial.
13.2	The Licensor may terminate this Agreement by notice in writing if the Licensee is in breach of this Agreement and shall have failed (where the breach is capable of remedy) to remedy the breach within 60 days of the receipt of a request in writing from the Licensor to remedy the breach, such request setting out the breach and indicating that failure to remedy the breach may result in termination of this Agreement.

13.3	The Licensee may at any time terminate this Agreement following 60 days prior written notice to the Licensor. For the avoidance of doubt, as set out in clause 14.1.1, any such termination shall not affect all the accrued rights and obligations of the Licensee at the date of termination including all payments due from the Licensee to the Licensor.

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13.4	In addition to the powers of termination contained elsewhere in this Agreement either party may by written notice terminate this Agreement immediately if the other party-
13.4.1	has any distraint, execution or other process levied or enforced on any of its property that would materially encumber its ability to trade;
13.4.2	ceases, or appears, in the reasonable opinion of the Licensor, likely or is threatening to cease to trade;
13.4.3	the equivalent of any of the above occurs to that party under the jurisdiction to which that party is subject.
13.5	The Licensee shall notify the Licensor of any change in Control of the Licensee (such disclosure being kept confidential by the Licensor until it becomes a matter of public knowledge).

13.6	If at any time during this Agreement the Licensee directly or indirectly:
13.6.1	opposes or assists any third party to oppose the grant of letters patent on any patent application or disputes or directly or indirectly assists any third party to dispute the validity of any Patent or any of its claims; or
13.6.2	contests or disputes the Licensor’s entitlement to or ownership of any of the Patents, or
13.6.3	contests the validity of any of the Trade Marks;
then the Licensor shall be entitled at any time thereafter to terminate this Agreement by notice thereof to the Licensee.
13.7	Either party shall be entitled to terminate this Agreement if the other party becomes insolvent or is the subject of a petition in bankruptcy, whether voluntary or involuntary, or of any other proceeding under bankruptcy, insolvency or similar laws, makes an assignment for the benefit of creditors, is named in such petition, or its property is subject to a suit for the appointment of a receiver, or is dissolved or liquidated, unless in each case such petition or proceeding is discharged or dismissed within ninety (90) days of the petition being filed or the proceeding being commenced (each an “Insolvency Event”). Such termination right may be exercised

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within sixty (60) days following the date as of which the party entitled to terminate receives knowledge of the Insolvency Event affecting the other party, by giving such other party written notice.
14.	CONSEQUENCES OF TERMINATION

14.1	All rights and obligations of the parties shall cease to have effect immediately upon termination of this Agreement except that termination shall not affect:
14.1.1	the accrued rights and obligations of the parties at the date of termination; and
14.1.2	the continued existence and validity of the rights and obligations of the parties under those clauses which are expressed to survive termination and any provisions of this Agreement necessary for the interpretation or enforcement of this Agreement.
14.2	Upon termination of this Agreement howsoever occasioned:
14.2.1	the Licensee’s rights to use the Patents, Trade Marks and/or the Know-How under this Agreement shall forthwith cease (subject to such Patents not having expired and/or such Know-How being substantial and confidential);
14.2.2	the Licensee shall return promptly to the Licensor all technical and promotional material in its possession relating to the Products and all copies of such material, and deliver up to the Licensor (or to whomsoever the Licensor shall direct) free of charge all such materials held by the Licensee in relation to the Products or in the alternative destroy all such materials and provide written assurance of its destruction by an officer of the Licensee;
14.2.3	the Licensor shall at its discretion either grant the Licensee sufficient time to sell existing stocks of the Products, including stocks on order and in transit at that time which period shall not exceed 3 months, and thereafter the Licensor at its discretion may require the destruction of all remaining stocks or purchase from the Licensee all residual stocks in store which are in good and suitable condition, the price for the sale of such stocks being the lower of the cost to the Licensee of such stocks or their market value.
14.3	The provisions of clause 14.2 shall remain in force notwithstanding termination of this Agreement.

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15.	LIABILITY

15.1	The Licensee shall at all times indemnify and keep indemnified the Licensor against all costs, claims, damages or expenses incurred by the Licensor or for which the Licensor may become liable with respect to any product liability claim relating to Products Supplied or put into use by the Licensee (or any sub-licensee) pursuant to this Agreement. The Licensee shall maintain product liability insurance coverage of at least US$***. The Licensee shall supply the Licensor with a copy of such insurance policy on request and shall not terminate such policy without prior written notice to the Licensors.

15.2	The Licensee shall be exclusively responsible for all Products Supplied by the Licensee and accordingly the Licensee shall indemnify the Licensor in respect of all costs, claims and expenses or other liabilities incurred as a result of any claims by third parties in tort or otherwise against the Licensor arising in any way out of the use of any of the Know-How, Patents or Products by the Licensee.

15.3	The Licensor’s aggregate liability subject to clause 15.6 under this Agreement whatsoever (whether in contract, tort (including negligence), breach of statutory duty, restitution or otherwise) for any injury, death, damage or direct, indirect or consequential loss (all three of which terms include, without limitation, loss of profits, loss of business, depletion of goodwill and like loss) howsoever caused will be limited to the sums paid to it by the Licensee under clauses 7.1 and 7.2 of this Agreement.

15.4	Except as provided in clause 15.6, the Licensor will be under no liability to the Licensee whatsoever (whether in contract, tort (including negligence), breach of statutory duty, restitution or otherwise) for any indirect or consequential loss (all three of which terms include, without limitation, pure economic loss, loss of profits, loss of business, depletion of goodwill and like loss) howsoever caused arising out of or in connection with:
15.4.1	any breach by the Licensor of any of the express or implied terms of this Agreement; or
15.4.2	any statement made or not made, or advice given or not given, by or on behalf of the Licensor or otherwise under this Agreement.

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15.5	Except as expressly set forth in this Agreement and to the extent permitted by law, the Licensor does not make any, and disclaims all other, representations and warranties of any kind whatsoever, whether express or implied, including without limitation warranties of merchantability, fitness for a particular purpose and non-infringement of any third party patents or proprietary rights.

15.6	Nothing in this Agreement shall limit the liability of the Licensor for death or personal injury caused by its negligence or for fraudulent misrepresentation.
16.	ASSIGNMENT

16.1	The Licensor may at any time assign the benefit (with the exception of the assignment of present, future or contingent interest or right to any sums or damages payable by the Licensee under or in connection with this Agreement) or delegate the burden of this Agreement or otherwise sub-contract, mortgage, charge or otherwise transfer or hold on trust any or all of its rights and obligations under this Agreement.

16.2	The Licensee may not assign the benefit or delegate the burden of this Agreement or hold this Agreement on trust for any other person, provided, however, that the Licensee shall be entitled to assign the benefit this Agreement to an Affiliate of the Licensee subject to clause 16.4,

16.3	The Licensee may effect an assignment or transfer the Licensee’s rights and obligations under this Agreement in the case of: (a) the sale of the assets of the molecular diagnostic business by the Licensee or an Affiliate of the Licensee or (b) the sale of the controlling interest in an Affiliate which is engaged in or controls the molecular diagnostic business or activities thereof, on payment of a lump sum of £*** (*** pounds) to the Licensor, payment to be made on the date of the assignment.

16.4	The Licensee shall notify the Licensor at least 14 days prior to assigning the benefit of this Agreement to an Affiliate and any such assignment shall prevent the assignee assigning on except to an Affiliate of the Licensee and shall oblige any assignee to reassign to the Licensor if it ceases to be an Affiliate of the Licensor.
17.	RELATIONSHIP OF THE PARTIES

Nothing contained in this Agreement, and no action taken by the parties pursuant to this Agreement, will be deemed to constitute a relationship between the parties of partnership, joint venture, principal and agent or employer and employee. Neither party has, nor may it represent that it has, any authority to act or make any commitments on the other party’s behalf.

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18.	SEVERABILITY

Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under the applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under the applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of the Agreement and the parties will negotiate a replacement provision to carry out, to the extent legally possible, the original intent of the parties..
19.	ENTIRE AGREEMENT/RELIANCE ON REPRESENTATIONS

This Agreement contains all the terms that the parties have agreed in relation to the subject matter of this Agreement, and supersedes any prior written or oral agreements, representations (excluding fraudulent misrepresentation) or understandings between the parties in relation to such subject matter.
20.	VARIATIONS

No variation of this Agreement shall be valid unless it is in writing and signed by or on behalf of each of the parties.
21.	WAIVER

No failure or delay by any party to exercise any right, power or remedy will operate as a waiver of it nor will any partial exercise preclude any further exercise of the same, or of some other right, power or remedy.
22.	GOVERNING LAW AND JURISDICTION

Governing Law

22.1	The formation, existence, construction, performance, validity and all aspects whatsoever of this Agreement or of any term of this Agreement will be governed by the law of England and Wales.

Jurisdiction

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22.2	Subject to clause 22.3, the courts of England and Wales will have non-exclusive jurisdiction to settle any disputes that may arise out of or in connection with this Agreement. The parties irrevocably agree to submit to that jurisdiction.

22.3	The parties irrevocably agree that a judgement or order of any court referred to in clause 22.2 is conclusive and binding upon the parties and may be enforced against the parties in the courts of any other jurisdiction.
23.	NOTICES

Any notice to be given hereunder by the Licensee to the Licensor or by the Licensor to the Licensee shall be in writing and sent by courier service or postage pre-paid registered, and shall be deemed given: when delivered; seven business days after deposit in the mail, and shall be addressed:

If to the Licensee, to 904 Caribbean Drive, Sunnyvale, California 94089, USA or at its address set out above;

If to the Licensor to the Licensor’s address set forth above, or to such other address as any party shall hereafter designate by notice in writing to the other party.
24.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which so executed will be an original, but together will constitute one and the same instrument.

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Schedule 1
Patents and Applications
Part 1
Scorpions Patents

Territory	Number	Status	Priority Date	Filing Date	Date of Grant	Expiry Date
UK	GB2338301	granted	13 Jun 1998	25 Nov 1998	2 Aug 2000	25 Nov 2018
Europe	EP1088102	granted	13 Jun 1998	25 Nov 1998	16 Jul 2003	25 Nov 2018
USA	US6326145	granted	13 Jun 1998	25 Nov 1998	4 Dec 2001	25 Nov 2018
USA	03/087240	application	13 Jun 1998	10 Dec 2001
Japan	554879/2000	application	13 Jun 1998	25 Nov 1998
Canada	PCT/98/03521	application	13 Jun 1998	25 Nov 1998
Countries in which the Granted European Patent has been validated: Austria, Switzerland, Demark, Sweden, France, Italy, Belgium, Germany, Spain, Ireland, Portugal, Netherlands.
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Part 2
Non-amplifiable Tails Patents

Territory	Number	Status	Priority Date	Filing Date	Date of Grant	Expiry Date
Australia	AU622349	granted	6 Sept 1989	21 Aug 1990	2 April 1992	21 Aug 2010
Germany	DE69028891.3	granted	6 Sept 1989	30 Aug 1990	21 Nov 1996	30 Aug 2010
EP France	041687	granted	6 Sept 1989	30 Aug 1990	16 Oct 1996	30 Aug 2010
EP Switzerland	041687	granted	6 Sept 1989	30 Aug 1990	16 Oct 1996	30 Aug 2010
EP United Kingdom	041687	granted	6 Sept 1989	30 Aug 1990	16 Oct 1996	30 Aug 2010
Japan	JP3165431	granted	6 Sept 1989	6 Sept 1990	14 May 2001	30 Aug 2010
New Zealand	235015	granted	6 Sept 1989	22 Aug 1990	26 Mar 1992	30 Aug 2010
USA	US 5525494	granted	6 Sept 1989	23 Feb 1994	11 Jun 1996	23 Feb 1014
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SCHEDULE 2
Trade Marks

Trade Mark	Application/ Registration Number	Country	Classes
SCORPIONS	2177364	UK	1, 5
SCORPIONS	75594052	US	1, 5
SCORPIONS	2784395	CTM	1, 5
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SIGNED by /s/ Shalni Arora	) CFO

duly authorised to sign for and on	)
behalf of DXS LIMITED	)

SIGNED by /s/ Joseph Smith	) Sr. V.P. & General Counsel
duly authorised to sign for and on	)
behalf of CEPHEID	)
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■  Exhibit A
■  Definitions of DXS Know-How and Scorpions Technology
Scorpions technology is the reagents and methods for detection of a target nucleic acid as described in UK patent GB 2338301 and corresponding world-wide patents and patent applications. The essential element of a Scorpions reaction is a tailed nucleic acid primer (the
Scorpion). This primer contains both a template binding region and a target binding region separated by a linker region. Following extension of the Scorpions primer on a suitable template the target binding region is able to hybridise to the primer extension product and generate a signal.
DxS is the owner of the Scorpions patents and also possess know-how in the design, development, manufacture and operation of Scorpions based tests. This know-how includes the identification of suitable Scorpions primer sequences, the processes involved in optimising a Scorpions reaction to detect a nucleic acid sequence, the evaluation of Scorpions primers as part of the manufacturing process and the running of a service operation using Scorpions based tests.
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